CALCULATION OF REGISTRATION FEE

Class of securities offered	Aggregate offering price	Amount of Registration Fee
Collateral Trust Bonds	$400,000,000	$51,920(1)

(1)
The filing fee of $51,920 is calculated in accordance with Rule 457(r) of the Securities Act of 1933. No additional registration fee has been paid with respect to this offering.

 Filed Pursuant to Rule 424(b)(5)
 Registration No. 333-233687
Prospectus Supplement
(To prospectus dated September 9, 2019)
National Rural Utilities
Cooperative Finance Corporation
$400,000,000 1.35% Collateral Trust Bonds due 2031
This is an offering by National Rural Utilities Cooperative Finance Corporation of $400,000,000 of its 1.35% collateral trust bonds due 2031 (the “bonds”).
Interest on the bonds will accrue from the date of original issuance and is payable on March 15 and September 15 of each year commencing on March 15, 2021.
We may redeem the bonds in whole or in part at any time at the redemption prices described under the caption “Description of the Bonds — Redemption of the Bonds” in this prospectus supplement.
The bonds are being offered in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.
Investing in the bonds involves certain risks. See “Risk Factors” on page S-1 of this prospectus supplement.
None of the United States Securities and Exchange Commission, any state securities commission or any foreign governmental agency has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
	Per Bond	Total
Public offering price	99.748%	$398,992,000
Underwriting discount	0.650%	$2,600,000
Proceeds, before expenses, to us	99.098%	$396,392,000
The underwriters expect to deliver the bonds in book-entry form only through the facilities of The Depository Trust Company and its participants, including Clearstream Banking, société anonyme, and Euroclear Bank, S.A./N.V. on or about October 8, 2020.
Joint Book-Running Managers
J.P. Morgan Sustainability Bond Structuring Agent to the Issuer	KeyBanc Capital Markets	Mizuho Securities

PNC Capital Markets LLC		Truist Securities
Senior Co-Manager
Regions Securities LLC
September 29, 2020

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any written communication from us or the underwriters specifying the final terms of the offering. We have not, and the underwriters have not, authorized anyone to provide you with different information. You should not assume that the information incorporated by reference or contained in this prospectus supplement, the accompanying prospectus and any written communication from us or the underwriters specifying final terms of the offering is accurate as of any date other than its respective date. We are not, and the underwriters are not, making an offer of these bonds in any state or other jurisdiction where such an offer is not permitted.
The distribution of this prospectus supplement and the accompanying prospectus and the offering of the bonds in certain jurisdictions may be restricted by law. Persons into whose possession this prospectus supplement and the accompanying prospectus come should inform themselves about and observe any such restrictions. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.
In addition to using our full name, we also refer to our company as “CFC,” “we,” “us,” and “our”. References in this prospectus supplement to “$” and “dollars” are to the currency of the United States.

Prospectus Supplement
Prospectus

RISK FACTORS
Investing in the bonds involves significant risks. Before you invest in the bonds, in addition to the other information contained in this prospectus supplement and the accompanying prospectus, you should carefully consider the risks and uncertainties, including those related to the COVID-19 pandemic, discussed in the accompanying prospectus under “Risk Factors” and under Item 1A, “Risk Factors,” or otherwise discussed in our Annual Report on Form 10-K for the fiscal year ended May 31, 2020 and in other filings we have made with the Securities and Exchange Commission (the “SEC”) after the date of the registration statement of which this prospectus supplement and the accompanying prospectus are a part. Additional risks and uncertainties not presently known to us may also impair our business operations, financial results and the value of the bonds.
In addition to the foregoing risks related to us, the following is an additional risk relating to an investment in the bonds.
There can be no assurance that use of proceeds of the bonds to finance Eligible Projects will be suitable for the investment criteria of an investor.
We intend to allocate an amount equal to the net proceeds from the sale of the bonds specifically to one or more new or existing Eligible Projects (as defined herein), but no assurance can be given that any such Eligible Projects will be capable of being implemented in or substantially in such manner and/or accordance with any timing schedule, or that such Eligible Projects will be completed within any specified period or at all or with the results or outcome as we originally expected or anticipated. We have significant flexibility in allocating the net proceeds of the bonds and there can be no assurance that the net proceeds will be totally or partially disbursed for any such Eligible Projects. None of the underwriters for this offering are responsible for assessing or verifying whether or not the Eligible Projects to which we allocate the net proceeds of the bonds meet the criteria described in “Use of Proceeds,” or for the monitoring of the use of proceeds. Neither the terms of the bonds nor the indenture require us to use the proceeds as described under “Use of Proceeds” and any failure by us to comply with the anticipated use of proceeds will not constitute a breach of or an event of default under the bonds or the indenture.
Prospective investors should carefully review the information set out in this prospectus supplement regarding such use of the net proceeds and must determine for themselves the relevance of such information for the purpose of any investment in the bonds together with any other investigation such investor deems necessary. In particular, no assurance is given by CFC or any underwriter of the bonds that the use of such net proceeds to fund any Eligible Projects will satisfy (or will continue to satisfy), whether in whole or in part, any present or future investor expectations or requirements, taxonomies or standards or other investment criteria or guidelines with which such investor or its investments are required to comply, whether by any present or future applicable laws or regulations or by its own by-laws or other governing rules or investment portfolio mandates, ratings mandates or other independent expectations, in particular with regard to any direct or indirect environmental, sustainability or social impact of any projects or uses, the subject of or related to, any Eligible Projects. Any failure by us to allocate the net proceeds from the sale of the bonds to one or more Eligible Projects or the failure of those investments or financings to satisfy investor expectations or requirements could have a material adverse effect on the market price of the bonds.
WHERE YOU CAN FIND MORE INFORMATION AND INCORPORATION BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus supplement information we have filed with the SEC. This permits us to disclose important information to you by referring to these filed documents. The information incorporated by reference is an important part of this prospectus supplement, and the information we file subsequently with the SEC will automatically update and supersede the information in this prospectus supplement. Absent unusual circumstances, we will have no obligation to amend this prospectus supplement, other than filing subsequent information with the SEC. The historical and future information that is incorporated by reference in this prospectus supplement is considered to be part of this prospectus supplement. The information included elsewhere in the prospectus and this prospectus supplement, and the following information incorporated by reference is considered to be part of the prospectus and this prospectus supplement:

•
Annual Report on Form 10-K for the year ended May 31, 2020 (filed August 5, 2020); and

•
Current Reports on Form 8-K, dated July 6, 2020 (filed July 10, 2020), July 23, 2020 (filed July 23, 2020) and September 1, 2020 (filed September 1, 2020).

CFC also incorporates by reference all additional documents that it may file with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), between the date of this prospectus supplement and the termination of the offering of the bonds. However, CFC is not incorporating any document or information that is deemed to be furnished and not filed in accordance with SEC rules.
You may obtain a copy of these filings from the SEC’s website at www.sec.gov or you may request, at no cost (other than an exhibit to these filings, or an exhibit to any other filings incorporated by reference into this registration statement, unless we have incorporated that exhibit by reference into this registration statement), a copy of these filings from CFC by writing or telephoning us at the following address:
National Rural Utilities Cooperative Finance Corporation
20701 Cooperative Way
Dulles, VA 20166-6691
(703) 467-1800
Attn: J. Andrew Don, Senior Vice President and Chief Financial Officer
These filings are also available through the Financial Reporting subsection of the Investor Relations section of our website: www.nrucfc.coop. Information on our website does not constitute a part of this prospectus supplement or the accompanying prospectus. See also “Where You Can Find More Information” on page 2 of the accompanying prospectus.

USE OF PROCEEDS
The net proceeds from the sale of the bonds offered hereby are estimated to be $396,167,000. The net proceeds will be used to finance or refinance, in whole or in part, one or more new or existing Eligible Projects (as defined below). Eligible Projects may include projects related to our own operations or facilities, or those of our subsidiaries, affiliates or joint ventures, disbursements to our co-op members, or their subsidiaries or affiliates, as well as lending to certain non-member initiatives. Such disbursements may be funded through lending structures including but not limited to long term loan facilities and drawn lines of credit.
We have two priorities where we believe we can make the most positive social and environmental impact.
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Essential Services: Increasing access to essential services for underserved and rural populations.

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Renewable Energy: Focusing on renewable energy including but not limited to solar, wind, geothermal and renewable battery storage.

“Eligible Projects” means investments, expenditures or disbursements made during the three years preceding the issuance date of the bonds up to and including the maturity date of the bonds for projects that meet one or more of the Eligibility Criteria (as defined below), including the development or implementation of new and ongoing Eligible Projects (including research and development and related supporting expenditures).
“Eligibility Criteria” means any of the following:
•
Access to Essential Services for underserved and rural populations includes investments, expenditures or disbursements related to fund the construction, improvement, acquisition or maintenance and operation of facilities and equipment needed to provide a broadband service.

•
Renewable Energy includes investments, expenditures or disbursements related to the construction, development, acquisition, maintenance, and operation of renewable energy, including, but not limited to solar, wind, geothermal, and renewable battery storage with direct emissions of less than 100 g CO2/kWh.

In the case of Access to Essential Services for underserved and rural populations, disbursements will be made through CFC and/or CFC affiliate National Cooperative Services Corporation (NCSC) to our members, or their subsidiaries or affiliates. In the case of Renewable Energy, disbursements will be made through CFC and/or NCSC to parties that are not members. We intend to allocate as soon as practicable.
Process for Project Evaluation and Selection
CFC business units in consultation with the CFC treasury team will identify and evaluate projects based on the Eligibility Criteria and within the amount of the net proceeds of the bonds. Final approval will be made by the chief financial officer.
Management of Proceeds
CFC will use an internal tracking system to monitor and account for the amount of net proceeds from the sale of bonds spent on Eligible Projects. Pending allocation, an amount equal to the net proceeds from the sale of the bonds may be temporarily used to pay down commercial paper borrowings or invested in cash, cash equivalents, and/or U.S. government securities. Funds will not knowingly be placed in investments that include greenhouse gas intensive projects inconsistent with the delivery of a low carbon economy. If a transaction selected as an Eligible Project is in default, has terminated, is otherwise no longer outstanding or no longer meets our eligibility criteria, the portion of the proceeds of the issuance of bonds allocated to that transaction will be reallocated to one or more other projects in accordance with CFC’s internal policies and procedures.
Reporting
On an annual basis and until such time as all net proceeds have been allocated, CFC will publish a Sustainability Bond Report on its website which will include (i) the amount of net proceeds allocated to each Eligible Project, (ii) expected impact metrics, where feasible and (ii) examples of individual project descriptions along with the outstanding amount of net proceeds yet to be allocated to projects at the end of the reporting period.
CFC will obtain and make publicly available a second party opinion on the environmental and social benefits of this framework. Within one year of any issuance of the bonds and annually, until all the proceeds of an offering of bonds have been allocated, a report will be made public on CFC’s website which will include (i) assertions by management regarding amounts allocated to each Eligible Project Category during the reporting period, and (ii) an attestation report from an independent registered public accounting firm in respect of its examination of management’s assertions conducted in accordance with attestation standards established by the American Institute of Certified Public Accountants.
Information contained in, or accessible through, our website and in our Sustainability Bond Report is not incorporated in, and is not part of, this prospectus supplement, the accompanying prospectus or any other report or filing we make with the SEC. Neither the bonds nor the indenture requires CFC to use the net proceeds from the sale of the bonds as described above, and any failure of CFC to comply with the foregoing will not constitute a breach of or default under the bonds or the indenture. The above description of the use of the proceeds from the sale of the bonds is not intended to modify or add any covenant or other contractual obligation undertaken by us under the bonds or the indenture governing the bonds.

DESCRIPTION OF THE BONDS
General
The bonds will be issued under an indenture dated as of October 25, 2007 (the “indenture”) between CFC and U.S. Bank National Association, as trustee (the “trustee”). The bonds will be direct obligations of CFC secured by the pledge of eligible mortgage notes of distribution system members, cash and certain permitted investments. See “— Security” on page S-3 of this prospectus supplement as well as “Description of the Collateral Trust Bonds — Security” beginning on page 7 of the accompanying prospectus for more information on the mortgage notes.
Interest on the Bonds
The bonds will mature on March 15, 2031 and will bear interest from the date of original issuance at a rate per annum of 1.35%. Interest on the bonds will be payable on March 15 and September 15 of each year commencing March 15, 2021 to the persons in whose names such bonds are registered at the close of business on the fifteenth calendar day preceding the payment date, or if not a business day, the next succeeding business day. Interest on the bonds will accrue from, and including, the date of issue or from, and including, the last date in respect of which interest has been paid, as the case may be, to, but excluding, the relevant interest payment date, date of redemption or the date of maturity, as the case may be. Interest on the bonds will be computed on the basis of a 360-day year of twelve 30-day months.
If any of the interest payment dates, the redemption dates or the maturity dates fall on a day that is not a business day, CFC will postpone the payment of interest or principal to the next succeeding business day, but the payment made on such dates will be treated as being made on the date payment was first due and the holders of the bonds will not be entitled to any further interest or other payments with respect to such postponements. The term “business day” means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in the Borough of Manhattan, City and State of New York are authorized by law to close.
Redemption of the Bonds
CFC may redeem the bonds at any time, prior to December 15, 2030, in whole or in part, at a “make-whole” redemption price equal to the greater of (1) 100% of the principal amount being redeemed or (2) the sum of the present values of the remaining scheduled payments of the principal and interest (other than accrued interest) on the bonds being redeemed that would be due if such bonds matured on December 15, 2030, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 15 basis points for the bonds plus in each of (1) and (2) above, accrued interest to, but excluding, the redemption date.
At any time on or after December 15, 2030, we may redeem the bonds, at our option, in whole or in part, at a redemption price equal to 100% of the principal amount of the bonds then outstanding to be redeemed, plus accrued and unpaid interest thereon to, but excluding, the date of redemption.
“Treasury Rate” means, for any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for the redemption date.
“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the bonds being redeemed (assuming, for this purpose, that the bonds matured on December 15, 2030) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such bonds.
“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the trustee after consultation with CFC.

“Comparable Treasury Price” means with respect to any redemption date, (A) the average of the Reference Treasury Dealer Quotations for the redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations for that redemption date, or (B) if we obtain fewer than four Reference Treasury Dealer Quotations, the average of all the Reference Treasury Dealer Quotations obtained.
“Reference Treasury Dealer Quotations” means, for each Reference Treasury Dealer and any redemption date, the average, as determined by the trustee, of the bid and ask prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the trustee by the Reference Treasury Dealer at 5:00 p.m. New York City time on the third business day preceding the redemption date for the bonds being redeemed.
“Reference Treasury Dealer” means (1) each of J.P. Morgan Securities LLC and Mizuho Securities USA LLC., or their respective affiliates or successors; provided, however, that if any of them ceases to be a primary U.S. Government securities dealer in the United States, CFC will appoint another primary U.S. Government securities dealer as a substitute, (2) one primary U.S. Government securities dealer selected by each of KeyBanc Capital Markets Inc., PNC Capital Markets LLC and Truist Securities, Inc. and (3) any other primary U.S. Government securities dealers selected by CFC.
If CFC elects to redeem less than all of the bonds, and such bonds are at the time represented by a global security, then the depositary will select by lot the particular interest to be redeemed. If CFC elects to redeem less than all of the bonds, and such bonds are not represented by a global security, then the trustee will select the particular bonds to be redeemed in a manner it deems appropriate and fair.
Notice of any redemption will be mailed at least 30 days but not more than 60 days before the date of redemption to each holder of the bonds to be redeemed. Unless CFC defaults in payment of the redemption price, on and after the date of redemption, interest will cease to accrue on such bonds or the portions called for redemption.
Ranking
Except as to security, the bonds will rank on a parity with all other senior obligations of CFC, other than debt with statutory priority.
Security
The bonds will be secured under the indenture, equally with all existing collateral trust bonds and collateral trust bonds which may be subsequently issued under the indenture, by the pledge with the trustee of eligible collateral having an “allowable amount” (as defined in the indenture) at least equal to the aggregate principal amount of bonds outstanding. The indenture provides that collateral will consist of mortgage notes of distribution system members, cash and permitted investments. A distribution system member is a member of CFC that derives at least 50% of gross operating revenues from sales of electricity to consumers. The principal amount of collateral on deposit with the trustee must be at least equal to the aggregate principal amount of collateral trust bonds outstanding. On May 31, 2020, there was a total of $8,244 million of eligible mortgage notes and $128 million of permitted investments pledged under the indenture with the trustee, against which $7,423 million of collateral trust bonds (not including the bonds offered hereby) had been issued. Under the mortgages held as collateral, CFC generally has a lien on all assets and future revenues of the subject distribution system. To be eligible for pledging, a distribution system member must maintain an equity ratio of at least 20% and an average coverage ratio of at least 1.35. The principal amount of mortgage notes pledged for any one borrower may not exceed 10% of the total principal amount of mortgage notes pledged. CFC discloses the principal amount of collateral on deposit and aggregate principal amount of bonds outstanding in each of its Form 10-Q and Form 10-K filings with the SEC. Any cash held by the trustee as collateral shall upon CFC’s request be invested until required to be paid out under the provisions of the indenture.
CFC also has existing collateral trust bonds outstanding under an indenture dated as of February 15, 1994 between CFC and U.S. Bank National Association, as successor trustee (the “1994 Indenture”). The collateral under the 1994 Indenture secures only those bonds issued under the 1994 Indenture, and will not secure the bonds issued in this offering.

The following are permitted investments under the indenture:
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certain obligations of or guaranteed by the United States and of agencies of the United States for which the full faith and credit of the obligor shall be pledged and which mature (except in the case of obligations guaranteed by the Rural Utilities Service) not more than two years after purchase,

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certificates of deposit or time deposits of any bank or trust company organized under the laws of the United States having at least $500,000,000 of capital and surplus and maturing not more than two years after purchase,

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commercial paper of bank holding companies or other corporate issuers other than CFC generally rated in the highest category by at least two nationally recognized statistical rating agencies and maturing not more than one year after purchase, and

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obligations of any state or municipality, or subdivision or agency of either thereof, which shall mature not more than two years after the purchase thereof and are rated AA (or equivalent) or better by at least two nationally recognized statistical rating organizations or having a comparable rating in the event of any future change in the rating system of such agencies.

For additional information, please see “Description of Collateral Trust Bonds — Security” beginning on page 7 of the accompanying prospectus.
Further Issues
CFC may, without the consent of the then existing holders of the bonds, “re-open” the series and issue additional bonds, which additional bonds will have the same terms as the bonds issued hereby except for the issue price, issue date and under some circumstances, the first interest payment date. CFC will not issue any additional bonds of the series unless the additional bonds will be fungible with the bonds issued hereby for U.S. Federal income tax purposes.
Book-Entry, Delivery and Form
The Depository Trust Company (“DTC”), New York, NY, will act as securities depository for the bonds. The bonds will be issued as fully-registered global securities registered in the name of Cede & Co. (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC. One or more fully-registered certificates will be issued for each issue of the bonds, each in the aggregate principal amount of such issue, and will be deposited with DTC.
DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that DTC’s participants (“Direct Participants”) deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts, thereby eliminating the need for physical movement of certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Indirect access to the DTC system is also available to others such as banks, brokers and dealers, trust companies and clearing corporations that clear through or maintain a custodial relationship with a participant, either directly or indirectly (“Indirect Participants”). The rules applicable to DTC participants are on file with the SEC.
Purchases of bonds under the DTC system must be made by or through Direct Participants, which will receive a credit for the bonds on DTC’s records. The ownership interest of each actual purchaser of each bond (“Beneficial Owner”) is in turn to be recorded on the Direct and Indirect Participants’ records. Beneficial Owners will not receive written confirmation from DTC of their purchase. Beneficial Owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the bonds are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in the bonds, except in the event the book-entry system for the bonds is discontinued.
To facilitate subsequent transfers, all bonds deposited by Direct Participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of bonds with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the bonds; DTC’s records reflect only the identity of the Direct Participants to whose accounts such bonds are credited, which may or may not be the Beneficial Owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.
Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.
Redemption notices shall be sent to DTC. If less than all of the bonds within an issue are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.
Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to bonds unless authorized by a Direct Participant in accordance with DTC’s MMI Procedures. Under its usual procedures, DTC mails an omnibus proxy to CFC as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts bonds are credited on the record date (identified in a listing attached to the omnibus proxy).
Redemption proceeds, distributions, and dividend payments on the bonds will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit Direct Participants’ accounts upon DTC’s receipt of funds and corresponding detail information from CFC, on the payable date in accordance with their respective holdings shown on DTC’s records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such Participant and not of DTC or CFC, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions, and dividend payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of CFC, disbursement of such payments to Direct Participants will be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners will be the responsibility of Direct and Indirect Participants.
DTC may discontinue providing its services as depository with respect to the bonds at any time by giving reasonable notice to CFC. Under such circumstances, in the event that a successor depository is not obtained, certificates are required to be printed and delivered.
CFC may decide to discontinue use of the system of book-entry-only transfers through DTC (or a successor securities depository). In that event, certificates will be printed and delivered to DTC. Certificates may also be printed and delivered in the event of an event of default under the indenture and the subsequent surrender by DTC of the global bonds.
The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that CFC believes to be reliable, but neither CFC nor the underwriters take any responsibility for the accuracy thereof.
Payments on any definitive bonds would be made by the trustee directly to holders of the definitive bonds in accordance with the procedures set forth herein and in the indenture. Interest payments and any principal payments on the definitive bonds on each interest payment date would be made to holders in whose names the definitive bonds were registered at the close of business on the related record date as set forth under “— Interest on the Bonds” beginning on page S-5. Such payments would be made by check mailed to the address of such holders as they appear on the bond register and, in addition, under the circumstances provided by the indenture, by wire transfer to a bank or depository institution located in the United States and appropriate facilities thereof. The final payment of principal and interest on any definitive bonds, however, would be made only upon presentation and surrender of such definitive bonds at the office of the paying agent for such bonds.
A definitive bond may be transferred free of charge in whole or in part upon the surrender of the definitive bond to be transferred, together with the completed and executed assignment which appears on the reverse of the definitive bond, at the specified office of any transfer agent. In the case of a permitted transfer of any part of a definitive bond, a new definitive bond in respect of the balance not transferred will be issued to the transferor. Each new definitive bond to be issued upon the transfer of a definitive bond will, upon the effective receipt of such completed assignment by a transfer agent at its respective specified office, be available for delivery at such specified office, or at the request of the holder requesting such transfer, will be mailed at the risk of the transferee entitled to the new definitive bond to such address as may be specified in such completed assignment. Neither the registrar nor any transfer agent shall be required to register the transfer of or exchange of any definitive bonds within 15 days before the maturity date.
Global Clearance and Settlement Procedures
Initial settlement for the bonds will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC’s rules and will be settled in immediately available funds using DTC’s same-day funds settlement system.
Because of time-zone differences, credits of bonds received in Clearstream Banking, société anonyme (“Clearstream”) or Euroclear Bank, S.A./N.V. (“Euroclear”), as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such bonds settled during such processing will be reported to the relevant Clearstream or Euroclear participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of bonds by or through a Clearstream participant or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.
Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of interests in the bonds among its participants, DTC, Clearstream and Euroclear are under no obligation to perform or continue to perform such procedures and such procedures may be changed or discontinued at any time.
Neither CFC, the trustee nor the underwriters will have any responsibility or obligation to participants, or the persons for whom they act as nominees, with respect to the accuracy of the records of DTC, DTC’s nominee or any DTC participant with respect to any ownership interest in the bonds, or payments to, or the providing of notice for, DTC participants or beneficial owners.
Notices
Except as otherwise provided in the indenture, notices to holders of the bonds will be sent by mail to the registered holders.
Replacement Securities
In case of mutilation, destruction, loss or theft of any definitive bond, application for replacement is to be made at the office of the trustee. Any such definitive bond will be replaced by the trustee in compliance with such procedures, and on such terms as to evidence and indemnity, as the issuer and the trustee may require. All costs incurred in connection with the replacement of any definitive bond will be borne by the holder of the bond. Mutilated or defaced definitive bonds must be surrendered before new ones will be issued.

Applicable Law
The bonds, the indenture and the underwriting agreement relating to the issuance of the bonds are governed by and will be construed in accordance with the laws of the State of New York. CFC has not submitted to the jurisdiction of any court other than the Federal and state courts of the Commonwealth of Virginia in any suit or proceeding arising out of or relating to the issuance of the bonds.

CERTAIN MATERIAL U.S. FEDERAL TAX CONSIDERATIONS
General
This section summarizes certain material U.S. federal tax consequences to holders of the bonds. The discussion, however, is limited in the following ways:
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The discussion only covers you if you buy your bonds in the initial offering of the bonds at their original issue price.

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The discussion only covers you if you hold your bonds as a capital asset (generally, for investment purposes), your “functional currency” is the U.S. dollar (if you are a U.S. holder) and you do not have a special tax status, such as an accrual basis taxpayer subject to special tax accounting rules as a result of your use of financial statements.

•
The discussion does not cover tax consequences that depend upon your particular tax situation in addition to your ownership of the bonds, such as your holding the bonds in connection with a hedging, straddle or conversion transaction. We suggest that you consult your tax advisor about the consequences of holding the bonds in your particular situation.

•
The discussion does not cover you if you are a partner in a partnership (or an entity or arrangement treated as a partnership for U.S. federal tax purposes). If a partnership holds the bonds, the tax treatment of a partner will generally depend upon the status of the partner and upon the activities of the partnership. If you are a partner of a partnership holding the bonds, we suggest that you consult your tax advisor.

•
The discussion is based on current law. Changes in the law may change the tax treatment of the bonds.

•
The discussion does not cover state, local or foreign law, and, except for the U.S. federal estate tax consequences discussed below with respect to Non-U.S. holders, does not cover any U.S. federal tax consequences other than income tax consequences.

•
This discussion does not cover the Medicare tax that may be imposed on the “net investment income” of U.S. holders that are individuals, estates or trusts.

•
We have not requested a ruling from the Internal Revenue Service (“IRS”) on the tax consequences of owning the bonds. As a result, the IRS could disagree with portions of this discussion.

If you are considering buying bonds, we suggest that you consult your tax advisors about the tax consequences of holding the bonds in your particular situation.
Tax Consequences to U.S. Holders
This section applies to you if you are a “U.S. holder.” A “U.S. holder” is a beneficial owner of the bonds that is, for U.S. federal income tax purposes:
•
an individual U.S. citizen or resident alien;

•
a corporation or entity taxable as a corporation for U.S. federal income tax purposes that was created under U.S. law (federal or state);

•
an estate whose worldwide income is subject to U.S. federal income tax; or

•
a trust if a court within the U.S. is able to exercise primary supervision over the administration of the trust and if one or more U.S. persons have the authority to control all substantial decisions of the trust, or if it has validly elected to be treated as a U.S. person.

Stated Interest
Assuming the bonds are not issued with more than a de minimis amount of original issue discount, stated interest on the bonds is treated as follows:

•
If you are a cash method taxpayer (as are most individual holders), you must report that interest in your ordinary income when you receive it.

•
If you are an accrual method taxpayer, you must report that interest in your ordinary income as it accrues.

Sale or Retirement of the Bonds
On your sale or retirement of your bonds:
•
You will have taxable gain or loss equal to the difference between the amount received by you and your tax basis in the bonds. Your tax basis in the bonds generally is your cost.

•
Your gain or loss will generally be capital gain or loss and will be long-term capital gain or loss if you held the bonds for more than one year. For non-corporate U.S. holders, net long-term capital gains are generally taxed at preferential rates. The deductibility of capital losses is subject to certain limitations.

•
If you sell the bonds between interest payment dates, a portion of the amount you receive reflects interest that has accrued on the bonds but has not yet been paid by the sale date. That amount is treated as ordinary interest income and not as sale proceeds.

Information Reporting and Backup Withholding
Under the tax rules concerning information reporting to the IRS:
•
Assuming you hold your bonds through a broker or other intermediary, the intermediary must provide information to the IRS concerning interest and retirement or sale proceeds on your bonds, unless an exemption applies.

•
Similarly, unless an exemption applies, you must provide the intermediary with your taxpayer identification number for its use in reporting information to the IRS. If you are an individual, this is your social security number. You are also required to comply with other IRS requirements concerning information reporting.

•
If you are subject to these requirements but do not comply, the intermediary must apply backup withholding on all amounts payable to you on the bonds (including principal payments). If the intermediary withholds, you may claim the withheld amount as a credit against your federal income tax liability if you provide the required information to the IRS.

•
All individuals are subject to these requirements. Some holders, including all corporations, tax-exempt organizations and individual retirement accounts, are exempt from these requirements.

Tax Consequences to Non-U.S. Holders
This section applies to you if you are a “Non-U.S. holder.” A “Non-U.S. holder” is a beneficial owner of the bonds, other than a partnership or other entity or arrangement treated as a partnership for U.S. federal income tax purposes that is not a U.S. holder.
Withholding Taxes
Subject to the discussion of backup withholding and FATCA below, payments of principal and interest on the bonds generally will be exempt from U.S. withholding taxes. For the exemption from withholding taxes to apply to you, however, you must meet one of the following requirements:
•
You provide a completed Form W-8BEN or W-8BEN-E, as applicable, (or substitute form) to the bank, broker or other intermediary through which you hold your bonds. The Form W-8BEN or W-8BEN-E, as applicable, contains your name, address and a statement that you are the beneficial owner of the bonds and that you are a Non-U.S. holder.

•
You hold your bonds directly through a “qualified intermediary” and the qualified intermediary has sufficient information in its files indicating that you are not a U.S. holder. A qualified intermediary is a bank, broker or other intermediary that (1) is either a U.S. or non-U.S. entity, (2) is acting out of a non-U.S. branch or office and (3) has signed an agreement with the IRS providing that it will administer all or part of the U.S. withholding tax rules under specified procedures.
•
You are entitled to an exemption from withholding tax on interest under a tax treaty between the U.S. and your country of residence. To claim this exemption, you must generally complete Form W-8BEN or W-8BEN-E, as applicable, and claim this exemption on the form. In some cases, you may instead be permitted to provide documentary evidence of your claim to the intermediary or a qualified intermediary may already have some or all of the necessary evidence in its files.

•
The interest income on the bonds is effectively connected with the conduct of your trade or business in the U.S.. To claim this exemption, you must complete Form W-8ECI and be subject to U.S. federal income tax as described below under “— U.S. Trade or Business.”

Even if you meet one of the above requirements, interest paid to you will be subject to withholding tax under any of the following circumstances:
•
The withholding agent or an intermediary knows or has reason to know that you are not entitled to an exemption from withholding tax. Specific rules apply for this test.

•
The IRS notifies the withholding agent that information that you or an intermediary provided concerning your status is false.

•
An intermediary through which you hold the bonds fails to comply with the procedures necessary to avoid withholding taxes on the bonds. In particular, an intermediary is generally required to forward a copy of your Form W-8BEN or W- 8BEN-E, as applicable (or other documentary information concerning your status), to the withholding agent for the bonds. If you hold your bonds through a qualified intermediary (or if there is a qualified intermediary in the chain of title between you and the withholding agent for the bonds), however, the qualified intermediary may not forward this information to the withholding agent.

•
You are a bank making a loan in the ordinary course of business. In this case, you will be exempt from withholding taxes only if you are eligible for a treaty exemption or if the interest income is effectively connected with your conduct of a trade or business in the U.S., as discussed above.

Interest payments made to you will generally be reported to the IRS and to you on Form 1042-S. This reporting does not apply to you if you, however, hold your bonds directly through a qualified intermediary and the applicable procedures described above are satisfied.
The rules regarding withholding are complex and vary depending on your individual situation. They are also subject to change. In addition, special rules apply to certain types of Non-U.S. holders of the bonds, including partnerships, trusts and other entities treated as pass-through entities for U.S. federal income tax purposes. We suggest that you consult with your tax advisor regarding the specific methods for satisfying these requirements.
Sale or Retirement of Bonds
If you sell the bonds or the bonds are redeemed, you will not be subject to federal income tax on any gain unless one of the following applies:
•
The gain is connected with a trade or business that you conduct in the U.S.

•
You are an individual, you were present in the U.S. for at least 183 days during the year in which you disposed of the bonds and certain other conditions are satisfied.

•
The gain represents accrued interest, in which case the rules for interest would apply.

U.S. Trade or Business
If you hold your bonds in connection with a trade or business that you are conducting in the U.S. and, if required by an applicable income tax treaty, you maintain a U.S. permanent establishment to which the holding of the bonds is attributable:

•
Any interest on the bonds, and any gain from disposing of the bonds, generally will be subject to U.S. federal income tax as if you were a U.S. holder.

•
If you are a foreign corporation, you may also be subject to the “branch profits tax” on your earnings that are connected with your U.S. trade or business (subject to certain adjustments), including earnings from the bonds. This tax generally is imposed at a rate of 30% but may be reduced or eliminated by an applicable income tax treaty.

Estate Taxes
If you are an individual, your bonds will not be subject to U.S. estate tax when you die. This rule, however, only applies, absent specific treaty relief, if, at your death, payments on the bonds were not connected to a trade or business that you were conducting in the U.S. and the interest on the bonds generally was not subject to U.S. withholding taxes.
Information Reporting and Backup Withholding
U.S. rules concerning information reporting and backup withholding are described above. These rules apply to Non-U.S. holders as follows:
•
Principal and interest payments you receive will be automatically exempt from the usual rules if you are a Non-U.S. holder exempt from withholding tax on interest, as described above. The exemption does not apply if the withholding agent or an intermediary knows or has reason to know that you should be subject to the usual information reporting or backup withholding rules. In addition, as described above, interest payments made to you may be reported to the IRS on Form 1042-S.

•
Sale proceeds you receive on a sale of your bonds through a broker may be subject to information reporting and/or backup withholding if you are not eligible for an exemption. In particular, information reporting and backup withholding may apply if you use the U.S. office of a broker and information reporting (but not backup withholding) may apply if you use the foreign office of a broker that has certain connections to the U.S. In general, you may provide one of the forms described under “Withholding Taxes” to claim an exemption from information reporting and backup withholding on a sale. We suggest that you consult your tax advisor concerning information reporting and backup withholding on a sale.

Withholdable Payments to Foreign Financial Entities and Other Foreign Entities
The Foreign Account Tax Compliance Act (“FATCA”) imposes a U.S. federal withholding tax of 30% on certain payments to foreign financial institutions and other non-U.S. persons that fail to comply with information reporting requirements in respect of their direct and indirect U.S. shareholders and/or U.S. accountholders. FATCA withholding currently applies to payments of interest on the bonds. Under certain circumstances, a Non-U.S. holder might be eligible for refunds or credits of such taxes. Prospective investors are encouraged to consult with their own tax advisors regarding the possible implication of this legislation on their investment in the bonds.

UNDERWRITING
The underwriters named below have severally agreed to purchase, and CFC has agreed to sell to them, severally, the principal amounts of the bonds indicated below. CFC has entered into an underwriting agreement with the underwriters for whom J.P. Morgan Securities LLC, KeyBanc Capital Markets Inc., Mizuho Securities USA LLC, PNC Capital Markets LLC and Truist Securities, Inc. are acting as representatives. The underwriting agreement, dated the date hereof, provides that the several obligations of the underwriters are subject to certain conditions as therein set forth. The underwriters will be obligated to purchase all the bonds being underwritten or sold by them if any of the bonds are purchased.
Underwriter	Principal Amount of the Bonds
J.P. Morgan Securities LLC	$100,080,000
KeyBanc Capital Markets Inc.	72,480,000
Mizuho Securities USA LLC	72,480,000
PNC Capital Markets LLC	72,480,000
Truist Securities, Inc.	72,480,000
Regions Securities LLC	10,000,000
Total	$400,000,000
CFC has been advised by the underwriters that the underwriters propose to offer the bonds to the public initially at the offering prices set forth on the cover of this prospectus supplement and may offer the bonds to certain dealers at such prices less a selling concession of 0.400% of the principal amount of the bonds. The underwriters may allow and each such dealer may reallow to other dealers a concession not exceeding 0.250% of the principal amount of the bonds. After the initial public offering, such public offering prices and such concessions and reallowances may be changed.
The following table shows the underwriting discounts and commissions to be paid to the underwriters by CFC in connection with the offering:
	Per Bond	Total
Underwriting discounts and commissions payable by us	0.650%	$2,600,000
Expenses associated with this offering, to be paid by CFC, are estimated to be $225,000.
In connection with the offering made hereby, the underwriters may purchase and sell such bonds in the open market. These transactions may include over-allotment and stabilizing transactions and purchases to cover short positions created by the underwriters in connection with the offering. Stabilizing transactions consist of certain bids or purchases for the purpose of preventing or retarding a decline in the market price of the bonds, and short positions created by the underwriters involve the sale by the underwriters of a greater aggregate principal amount of the bonds than they are required to purchase from CFC. The underwriters also may impose a penalty bid, whereby selling concessions allowed to broker-dealers in respect of the bonds sold in the offering may be reclaimed by the underwriters if such bonds are repurchased by the underwriters in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the bonds, which may be higher than the price that might otherwise prevail in the open market. These activities, if commenced, may be discontinued at any time. These transactions may be effected in the over-the-counter market or otherwise.
The bonds are a new issue of securities with no established trading market. CFC has been advised by the representatives that they intend to make a market in the bonds, but are not obligated to do so, and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the bonds.
CFC has agreed to indemnify the underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the underwriters may be required to make in respect of any of these liabilities.

In the ordinary course of their respective businesses, the underwriters and their affiliates have engaged, and may in the future engage, in commercial banking and/or investment banking transactions (including acting as underwriters, initial purchasers or dealers with respect to other securities offerings) with CFC and its affiliates, for which they have received, and in the future expect to receive, customary compensation. In addition, affiliates of the underwriters from time to time have acted or in the future may continue to act as lenders to CFC and its affiliates, for which they have received or expect to receive customary compensation. The trustee is an affiliate of U.S. Bancorp Investments, Inc., one of the underwriters.
In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of CFC or its affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
It is expected that delivery of the bonds will be made against payment therefor on or about October 8, 2020 which is the seventh trading day following the date hereof (such settlement cycle being referred to as T+7). Purchasers of bonds should note that the ability to settle secondary market trades of the bonds effected on the date of pricing or the next four business days may be affected by the T+7 settlement. Accordingly, purchasers who wish to trade the bonds on the date of this prospectus supplement or the next four business days will be required to specify an alternative settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own legal advisors.
See “Plan of Distribution” on page 12 of the accompanying prospectus for further information regarding distribution of the bonds.
Notice to Prospective Investors in the European Economic Area and the United Kingdom
The bonds are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in any Member State of the European Economic Area (“EEA”) or the United Kingdom (each, a “Relevant State”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation 2017/1129/EU (the “Prospectus Regulation”). Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the bonds or otherwise making them available to retail investors in a Relevant State has been prepared and therefore offering or selling the bonds or otherwise making them available to any retail investor in a Relevant State may be unlawful under the PRIIPs Regulation. This prospectus supplement and accompanying prospectus have been prepared on the basis that any offer of the bonds in any Relevant State will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of the bonds. This prospectus supplement and the accompanying prospectus are not a prospectus for the purposes of the Prospectus Regulation.
Each person in a Member State of the EEA to whom any offer of bonds is made or who receives any communication in respect of, or who initially acquires any bonds under, the offers to the public contemplated in this prospectus supplement, or to whom the bonds are otherwise made available will be deemed to have represented, warranted and agreed to and with each of the underwriters and CFC that they and any person on whose behalf it acquires bonds as a financial intermediary, as that term is used in Article 5(1) of the Prospectus Regulation, is: (i) a “qualified investor” within the meaning of the law in that Member State implementing the Prospectus Regulation; and (ii) not a “retail investor” as defined above.
Notice to Prospective Investors in the United Kingdom
In the United Kingdom, this prospectus supplement and the accompanying prospectus are being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (within the meaning of Article 2(e) of the Prospectus Regulation (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) who are high net worth companies falling within Article 49(2)(a) to (d) of the Order or (iii) are other persons to whom it may otherwise be lawfully communicated (all such persons together being referred to as “relevant persons”). This prospectus supplement and accompanying prospectus must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this prospectus supplement and accompanying prospectus relates is only available to, and will be engaged in with, relevant persons.
Notice to Prospective Investors in Canada
The bonds may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the bonds must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement or the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Notice to Prospective Investors in Switzerland
This prospectus supplement and the accompanying prospectus is not intended to constitute an offer or solicitation to purchase or invest in the bonds. The bonds may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and no application has or will be made to admit the bonds to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement and the accompanying prospectus nor any other offer or marketing material relating to the bonds constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement and the accompanying prospectus nor any other offering or marketing material relating to the bonds may be publicly distributed or otherwise made publicly available in Switzerland.
Notice to Prospective Investors in Hong Kong
The contents of this prospectus supplement and the accompanying prospectus have not been reviewed or approved by any regulatory authority in Hong Kong. The bonds have not been offered and will not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap.32, Laws of Hong Kong) and no advertisement, invitation or document relating to the bonds may be issued or has been or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to bonds which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Notice to Prospective Investors in Singapore
Neither this prospectus supplement or the accompanying prospectus has been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the bonds may not be circulated or distributed, nor may the bonds be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”)) under Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to conditions set forth in the SFA.
Where the bonds are subscribed or purchased under Section 275 of the SFA by a relevant person which is a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, the securities (as defined in Section 239(1) of the SFA) of that corporation shall not be transferable for 6 months after that corporation has acquired the bonds under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer in that corporation’s securities pursuant to Section 275(1A) of the SFA, (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.
Singapore Securities and Futures Act Product Classification — Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the SFA, CFC has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the bonds are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).
Notice to Prospective Investors in Japan
The bonds have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) (the “Financial Instruments and Exchange Law”), and the bonds have not been offered or sold and will not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and guidelines promulgated by the relevant Japanese governmental and regulatory authorities and in effect at the relevant time.
Notice to Prospective Investors in Taiwan
The bonds have not been and will not be registered or filed with, or approved by, the Financial Supervisory Commission of Taiwan and/or any other regulatory authority of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which could constitute an offer within the meaning of the Securities and Exchange Act of Taiwan or relevant laws and regulations that requires a registration, filing or approval of the Financial Supervisory Commission of Taiwan and/or other regulatory authority of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the bonds in Taiwan.

Notice to Prospective Investors in the United Arab Emirates (excluding the Dubai International Financial Centre)
The bonds have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates other than in compliance with the laws of the United Arab Emirates governing the issue, offering and sale of securities. Further, this prospectus supplement and the accompanying prospectus do not constitute a public offer of securities in the United Arab Emirates and are not intended to be a public offer. This prospectus supplement and the accompanying prospectus have not been approved by or filed with the Central Bank of the United Arab Emirates or the United Arab Emirates Securities and Commodities Authority.
Notice to Prospective Investors in Dubai International Financial Centre
This prospectus supplement and the accompanying prospectus have not been approved by or filed with the Dubai Financial Services Authority (the “DFSA”). The bonds have not been offered and will not be offered to any person in the Dubai International Financial Centre unless such offer is:
(a)
an “Exempt Offer” in accordance with the Market Rules Module of the DFSA rulebook; and

(b)
made only to persons who are Professional Clients who meet the Professional Client criteria set out in Rule 2.3.3 of the DFSA Conduct of Business Module of the DFSA rulebook.

LEGAL MATTERS
The validity of the bonds offered hereby and certain United States tax matters relating to the bonds will be passed upon for CFC by Hogan Lovells US LLP, Columbia Square, 555 Thirteenth Street, NW, Washington, DC. The underwriters will be represented by Hunton Andrews Kurth LLP, 200 Park Avenue, New York, New York. Hunton Andrews Kurth LLP from time to time has performed and may perform legal services for CFC.
EXPERTS
The consolidated financial statements of National Rural Utilities Cooperative Finance Corporation as of May 31, 2020 and 2019, and for each of the years in the three-year period ended May 31, 2020, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PROSPECTUS
National Rural Utilities
Cooperative Finance Corporation
Collateral Trust Bonds

We plan to issue from time to time collateral trust bonds. We will provide the specific terms of the collateral trust bonds and the offering in one or more supplements to this prospectus. A prospectus supplement may also add, change or update information contained in this prospectus. You should read this prospectus and any applicable supplement carefully before you invest.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these bonds, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Investing in the collateral trust bonds involves certain risks. See “Risk Factors” beginning on page 1 of this prospectus, as well as the risk factors that are incorporated by reference in this prospectus.
This prospectus may not be used to consummate sales of collateral trust bonds unless accompanied by a prospectus supplement.

The date of this prospectus is September 9, 2019

ABOUT THIS PROSPECTUS
To understand the terms of the collateral trust bonds (the “bonds”) offered by this prospectus, you should carefully read this prospectus and any prospectus supplement. You should also read the documents referred to under the heading “Where You Can Find More Information” and “Incorporation By Reference” for information on National Rural Utilities Cooperative Finance Corporation (“CFC” or the “Company,” also referred to as “we,” “us” and “our”), including its financial statements. Certain capitalized terms used in this prospectus are defined elsewhere in this prospectus.
This prospectus is part of a registration statement that we have filed with the U.S. Securities and Exchange Commission (the “SEC”), using a “shelf” registration procedure. Under this procedure, we may offer and sell bonds from time to time. Each time we offer the bonds, we will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of the bonds being offered, including the names of any underwriters, dealers or agents, the compensation of any underwriters, dealers or agents and the net proceeds to us. The prospectus supplement may contain information about any material U.S. federal income tax considerations relating to the bonds covered by the prospectus supplement. The prospectus supplement may also add, update or change information contained in this prospectus.
We are not making an offer of these bonds in any state or jurisdiction where the offer is not permitted.
RISK FACTORS
Investing in the bonds involves significant risks. Before you invest in the bonds, you should carefully consider, among other matters, the following risks relating to the bonds, together with the risks and uncertainties discussed under “Forward-Looking Statements” and the other information included or incorporated by reference in this prospectus, including the information under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended May 31, 2019, as such risk factors may be updated from time to time in our Quarterly Reports on Form 10-Q. Any of these risks, as well as other risks and uncertainties, could harm our financial condition, results of operations or cash flows.
The Trustee May Experience Difficulty Liquidating or Enforcing Payment on Mortgage Notes Pledged as Collateral After an Event of Default
If an event of default occurs under the indenture and is continuing 30 days following notice from the trustee requiring us to remedy such event of default, the trustee may sell any or all of the mortgage notes or other property pledged as collateral.
If the trustee attempts to sell any or all of the mortgage notes or any other pledged property, the trustee may be unable to find a purchaser for such notes or property, or be unable to liquidate such notes or property in an orderly or timely manner. Additionally, the market value of such notes or property realized in any sale may not be sufficient to make bondholders whole. The amount to be received upon such sale would depend on many factors, including, but not limited to, the time and manner of sale.

The Bonds May have Limited or No Liquidity
There is currently no secondary market for the bonds to be issued and there can be no assurance that a secondary market will develop for such bonds. If a secondary market does develop, there can be no assurance that it will continue or that it will be sufficiently liquid to allow you to resell your bonds when you want or at a price that you wish to receive for your bonds. Unless the applicable prospectus supplement indicates otherwise, the bonds are not, and will not be, listed on any securities exchange. Future trading prices of the bonds, if any, will depend on many factors including, among other things, prevailing interest rates, our operating results and the market for similar securities.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports and other information with the SEC. Our SEC filings are available to the public at the SEC’s website at http://www.sec.gov.
We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”), relating to the bonds covered by this prospectus. As permitted by SEC rules, this prospectus may not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You may refer to the registration statement, exhibits and schedules for more information about us and the bonds. The registration statement, exhibits and schedules are available through the SEC’s public reference room or website.
INCORPORATION BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus information we have filed with the SEC, which means that we can disclose important information to you by referring you to those filed documents. The information incorporated by reference is an important part of this prospectus, and the information we subsequently file with the SEC will automatically update and supersede the information in this prospectus. Absent unusual circumstances, we will have no obligation to amend this prospectus, other than filing subsequent information with the SEC. We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) until this offering is completed:
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Annual Report on Form 10-K for the year ended May 31, 2019 (filed July 31, 2019); and

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Current Report on Form 8-K dated July 17, 2019 (filed July 22, 2019).

We are not incorporating by reference any document or information that is deemed to be furnished and not filed in accordance with SEC rules.
Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
You may also request, at no cost, a copy of these filings (other than an exhibit to these filings, unless we have specifically incorporated that exhibit by reference into such filings) by writing to or telephoning us at the following address:
National Rural Utilities Cooperative Finance Corporation
20701 Cooperative Way
Dulles, VA 20166
(703) 467-1800
Attn: J. Andrew Don
Senior Vice President and Chief Financial Officer

These filings are also available through the Financial Reporting subsection of the Investor Relations section of our website: www.nrucfc.coop. Information on our website does not constitute a part of this prospectus.

You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone, including any salesman or broker, to provide you with different information. You should not assume that the information contained or incorporated by reference in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front cover of the document in question.

FORWARD-LOOKING STATEMENTS
This prospectus, including the information incorporated by reference herein, contains certain statements that are considered “forward-looking statements” within the Securities Act of 1933, as amended and the Securities Exchange Act of 1934, as amended. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, are generally identified by our use of words such as “intend,” “plan,” “may,” “should,” “will,” “project,” “estimate,” “anticipate,” “believe,” “expect,” “continue,” “potential,” “opportunity” and similar expressions, whether in the negative or affirmative. All statements about future expectations or projections, including statements about loan volume, the appropriateness of the allowance for loan losses, operating income and expenses, leverage and debt- to-equity ratios, borrower financial performance, impaired loans, and sources and uses of liquidity, are forward-looking statements. Although we believe that the expectations reflected in our forward-looking statements are based on reasonable assumptions, actual results and performance may differ materially from our forward-looking statements due to several factors. Factors that could cause future results to vary from our forward- looking statements include, but are not limited to, general economic conditions, legislative changes including those that could affect our tax status, governmental monetary and fiscal policies, demand for our loan products, lending competition, changes in the quality or composition of our loan portfolio, changes in our ability to access external financing, changes in the credit ratings on our debt, valuation of collateral supporting impaired loans, charges associated with our operation or disposition of foreclosed assets, technological changes within the rural electric utility industry, regulatory and economic conditions in the rural electric industry, non-performance of counterparties to our derivative agreements, the costs and effects of legal or governmental proceedings involving CFC or its members, and other factors discussed in our annual and quarterly reports previously filed with the SEC. Except as required by law, we undertake no obligation to update or publicly release any revisions to forward-looking statements to reflect events, circumstances or changes in expectations after the date on which the statement is made.
THE COMPANY
CFC is a member-owned cooperative association incorporated under the laws of the District of Columbia in April 1969. CFC’s principal purpose is to provide its members with financing to supplement the loan programs of the Rural Utilities Service (“RUS”) of the United States Department of Agriculture. CFC makes loans to its rural electric members so they can acquire, construct and operate electric distribution, generation, transmission (“power supply”) systems and related facilities. CFC also provides its members with credit enhancements in the form of letters of credit and guarantees of debt obligations. As a cooperative, CFC is owned by and exclusively serves its membership, which consists of not-for-profit entities or subsidiaries or affiliates of not-for-profit entities. CFC is exempt from federal income taxes under Section 501(c)(4) of the Internal Revenue Code. As a member owned cooperative, CFC’s objective is not to maximize profit, but rather to offer its members cost-based financial products and services consistent with sound financial management. CFC annually allocates its net earnings, which consists of net income excluding the effect of certain non-cash accounting entries, to (i) a cooperative education fund; (ii) a general reserve, if necessary; (iii) members based on each member’s patronage of CFC’s loan programs during the year; and (iv) a members’ capital reserve. As a Section 501(c)(4) tax- exempt, member-owned cooperative, CFC cannot issue equity securities. CFC funds its activities primarily through a combination of publicly and privately held debt securities and member investments. The Company’s headquarters are located at 20701 Cooperative Way, Dulles, VA 20166 and its telephone number is (703) 467-1800.
Our financial statements include the consolidated accounts of CFC, National Cooperative Services Corporation (“NCSC”), Rural Telephone Finance Cooperative (“RTFC”) and subsidiaries created and controlled by CFC to hold foreclosed assets resulting from defaulted loans or bankruptcy.
NCSC is a taxable cooperative incorporated in 1981 in the District of Columbia as a member-owned cooperative association. The principal purpose of NCSC is to provide financing to its members, government or quasi-government entities which own electric utility systems that meet the Rural Electrification Act definition of “rural,” and the for-profit and nonprofit entities that are owned, operated or controlled by, or provide significant benefits to certain members of CFC. As of May 31, 2019, NCSC’s membership consisted of distribution systems, power supply systems and statewide and regional associations that were members of CFC. CFC, which is the primary source of funding for NCSC, manages NCSC’s business operations under a management agreement that is automatically renewable on an annual basis unless terminated by either party. NCSC pays CFC a fee and, in exchange, CFC reimburses NCSC for loan losses under a guarantee agreement. As a taxable cooperative, NCSC pays income tax based on its reported taxable income and deductions. NCSC is headquartered with CFC in Dulles, Virginia.
RTFC is a taxable Subchapter T cooperative association originally incorporated in South Dakota in 1987 and reincorporated as a member-owned cooperative association in the District of Columbia in 2005. RTFC’s principal purpose is to provide financing for its rural telecommunications members and their affiliates. RTFC’s membership consists of a combination of not-for-profit entities and for-profit entities. CFC is the sole lender to and manages the business operations of RTFC through a management agreement that is automatically renewable on an annual basis unless terminated by either party. Under a guarantee agreement, RTFC pays CFC a fee and, in exchange, CFC reimburses RTFC for loan losses. As permitted under Subchapter T of the Internal Revenue Code, RTFC pays income tax based on its net income, excluding patronage-sourced earnings allocated to its patrons. RTFC is headquartered with CFC in Dulles, Virginia.
At May 31, 2019, after taking into consideration systems that are members of both CFC and NCSC and eliminating memberships between CFC, RTFC and NCSC, our consolidated membership totaled 1,447 members and 222 associates. Our consolidated members include 842 electric distribution systems, 67 power supply systems, 474 telecommunication members, 63 statewide and regional associations, and one national association of cooperatives. The service territories of our electric distribution systems, power supply systems and telecommunication members are located in 50 states, the District of Columbia and two U.S. territories.
USE OF PROCEEDS
Unless otherwise specified in a prospectus supplement, the net proceeds from the sale of the bonds will be added to the general funds of CFC and will be available for making loan advances and for use in connection with the retirement of debt.
DESCRIPTION OF THE COLLATERAL TRUST BONDS
The following description summarizes the general terms and provisions that may apply to the bonds. Each prospectus supplement will state the particular terms of the bonds and the extent, if any, to which the general provisions may apply to the bonds included in the prospectus supplement.
General
The bonds will be issued under an indenture between CFC and U.S. Bank National Association as trustee, or other trustee to be named, dated as of October 25, 2007 (the “indenture”). The statements in this prospectus concerning the indenture, one or more supplemental indentures, board resolutions or officers’ certificates establishing the bonds, and the bonds are merely an outline and do not purport to be complete. We refer you to the indenture and any supplemental indenture, each of which is or will be incorporated by reference into this prospectus, for further information.
Reference is made to the prospectus supplement relating to any particular issue of bonds for the following terms:
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the title and any limit on the aggregate principal amount of the bonds to be issued;

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the persons to whom interest on the bonds, or any tranche thereof, is payable, if other than the persons in whose names the bonds are registered on the regular record date;

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the date or dates on which the bonds will mature;

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the annual rate or rates (which may be fixed or variable) at which such bonds, or any tranche thereof, will bear interest or any formula or method by which such rate or rates will be determined;

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the date or dates from which the interest will accrue and the date or dates at which interest will be payable;

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the place or places where payments may be made on the bonds or any tranche thereof, registration of transfer may be effected, exchanges of bonds or any tranche thereof may be effected and notices to or demands upon the Company may be served;

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any redemption or sinking fund terms;

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the obligation or obligations, if any, to redeem or purchase the bonds, or any tranche thereof, pursuant to any sinking fund or other mandatory redemption provisions or at the option of a holder and the period or periods within which or the date or dates on which, the price or prices at which and the terms and conditions upon which the bonds will be redeemed or purchased;

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the denominations in which the bonds, or any tranche thereof, will be issuable, if other than $1,000 and any integral multiple thereof;

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the currency or currencies in which payment of the principal of and premium, if any, and interest, if any, on the bonds, or any tranche thereof, will be payable (if other than U.S. dollars), and, if to be payable in a currency or currencies other than that in which the bonds, or any tranche thereof, are denominated, the period or periods within which, and the terms and conditions upon which, the election may be made, and if denominated or payable in any currency or currencies other than U.S. dollars, the method by which the bonds, or any tranche thereof, will be valued;

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if the principal of or premium, if any, or interest, if any, on the bonds, or any tranche thereof, is to be payable in securities or other property at the election of CFC or a holder, the type and amount of the securities or other property, or the formula or method by which the amount will be determined, and the periods within which, and the terms and conditions upon which, any election may be made;

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if the amount payable in respect of principal of or any premium, if any, or interest, if any, on such bonds, or any tranche thereof, may be determined with reference to an index or other fact or event ascertainable outside the indenture, the manner in which the amounts will be determined;

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if other than the principal amount of the bonds, the portion of the principal amount of the bonds, or any tranche thereof, payable upon declaration of the acceleration of the maturity;

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the terms, if any, on which bonds, or any tranche thereof, may be converted into or exchanged for securities of CFC or any other person;

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any events of default, in addition to those specified under “Events of Default” in the indenture, with respect to the bonds, and any covenants of CFC for the benefit of the holders of the bonds, in addition to those set forth in Article 7 of the indenture;

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if the bonds or any tranche thereof are to be issued in global form, the depositary with respect to the global bond or bonds, any limitations on the rights of the holders of the bonds to transfer or exchange them or to obtain the registration of transfer or to obtain certificates in definitive form in lieu of temporary form, and any and all other matters incidental to such bonds;

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if the bonds or any tranche thereof are to be issuable as bearer securities, any and all matters incidental thereto;

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any limitations on the rights of a holder to transfer or exchange the bonds or to obtain the registration of transfer thereof, and the amount or terms of any service charge for the registration of transfer or exchange of the bonds;

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the right, if any, of CFC to limit or discharge the indenture as to the bonds or any tranche thereof;

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whether and under what circumstances CFC will pay additional amounts on the bonds, or any tranche thereof, held by a person who is not a U.S. person in respect of any tax, assessment or governmental charge withheld or deducted and, if so, whether and on what terms CFC will have the option to redeem the bonds rather than pay the additional amounts; and

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any other terms of the bonds or any tranche thereof, not inconsistent with the provisions of the indenture. (Section 2.03)

The bonds may be issued in registered form, a form registered as to principal only, or any combination thereof. In addition, all or a portion of the bonds may be issued in temporary or definitive global form.

Unless stated otherwise in any supplemental indenture, CFC may also re-open a previous series of bonds of any series without the consent of the holders of the bonds of any series and issue additional bonds of the same series, which additional bonds will have the same terms as the original series except for the issue price and the issue date. CFC will not issue any additional bonds of the same series unless the additional bonds will be fungible with all bonds of the same series for United States Federal income tax purposes.
Security
The bonds will be secured equally with outstanding bonds issued under the indenture, by the pledge with the trustee of eligible collateral having an “allowable amount” at least equal to the aggregate principal amount of bonds outstanding. The indenture provides that eligible collateral will consist of cash, eligible mortgage notes of distribution system members and permitted investments. The allowable amount of cash is 100% thereof, the allowable amount of eligible mortgage notes is the amount advanced and not repaid and the allowable amount of permitted investments is their cost to CFC (exclusive of accrued interest and brokerage commissions). However, the allowable amount of permitted investments traded on a national securities exchange or in any over-the-counter market is their fair market value as determined by CFC. For purposes of the indenture and as used in describing the bonds herein, a “member” is any person which is a member of CFC, and a “distribution system member” is a member 50% or more of whose gross operating revenues are derived from sales of electricity to end users, as determined as of the end of the last completed calendar year. (Sections 1.01 and 3.01)
CFC has previously issued collateral trust bonds, including under an indenture dated as of February 15, 1994, between CFC and U.S. Bank National Association, as successor trustee. The collateral under the indenture dated as of February 15, 1994 secures only those bonds issued thereunder, and will not secure bonds issued hereby. As of May 31, 2019, $40,000,000 aggregate principal amount of bonds issued under the indenture dated February 15, 1994 were outstanding.
As a condition to the authentication and delivery of bonds or to the withdrawal of collateral, and in any event at least once a year, CFC must certify to the trustee that:
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the allowable amount of eligible collateral pledged under the indenture is at least equal to the aggregate principal amount of bonds to be outstanding immediately after the authentication and delivery of such bonds;

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the allowable amount of eligible collateral pledged under the indenture after any withdrawal of collateral is at least equal to the aggregate principal amount of bonds to be outstanding immediately after such withdrawal;

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each eligible mortgage note included in the eligible collateral so certified is an eligible mortgage note of a member having an Equity Ratio (defined below) of at least 20% and an Average Coverage Ratio (defined below) of at least 1.35; and

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the aggregate allowable amount of all eligible mortgage notes of any one member so certified does not exceed 10% of the aggregate allowable amount of all eligible collateral so certified. (Sections 3.01, 6.01 and 7.13)

CFC is also entitled to the authentication and delivery of bonds on the basis of the retirement of outstanding bonds at their final maturity or by redemption at the option of CFC. (Section 3.02)
The indenture provides that bonds may be issued without limitation as to aggregate principal amount so long as the allowable amount of eligible collateral pledged under the indenture at least equals the aggregate principal amount of bonds to be outstanding and meets the other requirements set forth herein. (Sections 2.01, 2.03, 3.01 and 13.01)
“Eligible mortgage note” means a validly existing mortgage note of a distribution system member which is secured by a validly existing mortgage under which no “event of default” as defined in the mortgage shall have occurred and shall have resulted in the exercise of any right or remedy described in the mortgage. (Section 1.01)

“Equity Ratio” of any member means the ratio determined by dividing such member’s equities and margins at the end of the last completed calendar year by such member’s total assets and other debits at such date, in each case computed in accordance with the Uniform System of Accounts prescribed by RUS, or if such member does not prepare its financial statements in accordance with the Uniform System of Accounts prescribed by RUS, then in accordance with U.S. generally accepted accounting principles (“GAAP”). (Section 1.01)
“Coverage Ratio” of any member for any completed calendar year of such member means the ratio determined by adding such member’s patronage capital and operating margins, non-operating margins — interest, interest expense with respect to long-term debt and depreciation and amortization expense for such year, and dividing the sum so obtained by the sum of all payments of principal and interest required to be made during such year on account of such member’s long-term debt (but in the event any portion of such member’s long-term debt was refinanced during such year, the payments of principal and interest required to be made during such year in respect thereof shall be based (in lieu of actual payments thereon) upon the larger of (x) an annualization of such payments required to be made with respect to the refinancing debt during the portion of such year such refinancing debt is outstanding and (y) the payments of principal and interest required to be made during the following year on account of such refinancing debt); patronage capital and operating margins, interest expense with respect to long-term debt, depreciation and amortization expense, non-operating margins — interest and long-term debt being determined in accordance with the Uniform System of Accounts prescribed at the time by RUS or, if such member does not maintain its accounts in accordance with said Uniform System of Accounts, otherwise determined in accordance with GAAP, except that (i) in computing interest expense with respect to long-term debt, and payments of interest required to be made on account of long-term debt, for the purpose of the foregoing definition, there shall be added, to the extent not otherwise included, an amount equal to 33 1/3% of the excess of the restricted rentals paid by such member for such year over 2% of such member’s equities and margins for such year as defined in the Uniform System of Accounts prescribed by RUS or, if such member does not maintain its accounts in accordance with said Uniform System of Accounts, otherwise determined in accordance with GAAP, and (ii) in computing such member’s patronage capital and operating margins for the purpose of the foregoing definition, all cash received in respect of generation and transmission and other capital credits shall be included. The “Average Coverage Ratio” of any member means the average of the two higher coverage ratios of a member for each of the last three completed calendar years. (Section 1.01) The effect of these provisions is to exclude from the computation of the coverage ratio capital credits, except to the extent received by the member in the form of cash.
The indenture requires that each mortgage securing an eligible mortgage note be consistent with CFC’s standard lending practices from time to time. (Section 1.01) There are no requirements in the indenture as to the value of the property subject to the lien of a mortgage.
The indenture provides that, unless an event of default under the indenture exists, and other than certain limited duties specified in the indenture, the trustee shall have no duties or responsibilities with regard to any mortgage which is part of the pledged property, and no duties or responsibilities with regard to the value of any property subject thereto. (Section 4.03)
“Permitted investments” are defined to include:
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obligations of or guaranteed by the United States or any agency thereof for which the full faith and credit of the obligor shall be pledged and which shall mature, except in the case of obligations guaranteed by RUS, not more than two years after purchase;

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obligations of any state or municipality, or subdivision or agency of either thereof, which shall mature not more than two years after the purchase thereof and are rated AA (or equivalent) or better by at least two nationally recognized statistical rating organizations or having a comparable rating in the event of any future change in the rating system of such agencies;

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certificates of deposit or time deposits of any bank or trust company organized under the laws of the United States or any state thereof, having at least $500,000,000 of capital and surplus and maturing not more than two years after purchase; and

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commercial paper of bank holding companies or other issuers, other than CFC, generally rated in the highest category by at least two nationally recognized statistical rating agencies and maturing not more than one year after purchase. (Section 5.03)

Exercise of Rights under Pledged Mortgage Notes; Receipt of Payments
Until the occurrence of an event of default under the indenture, CFC retains the right to control the exercise of rights and powers under mortgage notes pledged under the indenture. (Section 15.01) Unless an event of default under the indenture occurs, CFC will be entitled to receive and retain all payments on account of principal, premium, if any, and interest on the eligible mortgage notes and permitted investments on deposit with the trustee. (Section 4.02)
Modification of the Indenture
Modifications of the provisions of the indenture may be made with the consent of the holders of not less than a majority in aggregate principal amount of the then outstanding bonds, but, without the consent of the holder of each bond affected thereby, no such modification may:
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effect a reduction, or a change of the stated time of payment, of the principal of or interest on any bond or of any premium payable on redemption, change the coin or currency in which the bond is payable, or impair the right to take legal action for the enforcement of any such payment;

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permit the creation of any prior or equal lien on pledged property under the indenture, terminate the lien under the indenture, or deprive the holder of any bond of the lien created by the indenture;

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reduce the above-stated percentage of holders of bonds whose consent is required to modify the indenture or the percentage of holders of bonds whose consent is required for any waiver under the indenture; or

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modify any of the provisions of certain sections of the indenture, except to increase any percentage of holders or to provide that certain provisions of the indenture cannot be modified or waived without the consent of the holder of each bond affected. (Section 13.02)

The indenture provides that CFC and the trustee may, without the consent of any holders of bonds, enter into supplemental indentures for the purposes of:
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evidencing the succession of another company to the indenture and the assumption of all covenants of the indenture by such company;

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adding to CFC’s covenants or events of default;

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changing or eliminating any restriction on the payment of principal of bonds, provided any such action does not adversely affect the interests of the holders of bonds in any material respect;

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conveying, transferring and assigning to the trustee, and subjecting to the lien of the indenture, additional properties of CFC, and correcting or amplifying the description of any property at any time;

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establishing the form or terms of bonds of any series;

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providing for the issuance of uncertificated bonds, original issue discount bonds and bonds payable in foreign currencies of one or more series;

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modifying, eliminating or adding to the indenture for purposes of maintaining qualification under the Trust Indenture Act;

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curing ambiguities or inconsistencies in the indenture or, provided the action does not adversely affect the interests of the holders of any series of bonds in any material respect, making other provisions with respect to matters arising under the indenture; or

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providing for mortgage notes, mortgages and/or loan agreements to be deposited with a depositary or an agency and/or permitting the addition to and withdrawal from the pledged property of such instruments, to be evidenced by a “book-entry” or other notation not requiring physical delivery of such instruments. (Section 13.01)

Waiver of Certain Covenants
Under the indenture, CFC will not be required to comply with certain covenants and conditions if the holders of at least a majority in principal amount of the then outstanding bonds waive compliance with such covenant or condition in such instance or generally, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived. (Section 7.16)
Events of Default
Each of the following will constitute an event of default under the indenture:
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failure to pay interest on any bonds for 30 days after the interest becomes due;

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failure to pay principal or any premium on any bonds at their maturity or upon redemption;

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default in the making of any sinking fund payment;

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default in the performance or breach of specified covenants in the indenture for 60 days after such default is known to any officer of CFC, including the covenant to maintain eligible collateral outlined above;

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failure to perform any other covenant or warranty in the indenture for 60 days after notice from the trustee to CFC or from holders of at least 25% in principal amount of the then outstanding bonds to CFC and the trustee; and

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specified events of bankruptcy, reorganization or insolvency. (Section 9.01)

CFC is required to file annually with the trustee a written statement as to CFC’s compliance with the conditions and covenants under the indenture. (Section 7.15) In case an event of default should occur and be continuing, the trustee or the holders of at least 25% in principal amount of the bonds then outstanding may declare the principal of the bonds to be immediately due and payable. Each declaration may, under certain circumstances, be rescinded by the holders of a majority in principal amount of the bonds at the time outstanding. (Section 9.02)
Further, if an event of default shall have occurred and be continuing for 30 days following notice and demand for remedy of such event of default from the trustee, the trustee may sell any or all of the mortgage notes or other property pledged as collateral under the indenture. (Section 9.03)
Additionally, if an event of default shall have occurred and be continuing for 30 days following notice and demand for remedy of such event of default from the trustee, the trustee shall, upon the written request of the holders of a majority in aggregate principal amount of the bonds then outstanding and the offering of indemnity as discussed below, proceed by suit or other action to enforce payment of the bonds or the underlying mortgage notes or other property pledged as collateral. (Sections 9.03 and 9.08)
Subject to the provisions of the indenture relating to the duties of the trustee in case an event of default shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of the bonds, unless the holders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by compliance. Subject to the provisions for indemnification and certain limitations contained in the indenture, the holders of a majority in principal amount of the bonds then outstanding will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee. The trustee is not required to expend or risk its own funds or incur financial liability if it has reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured. (Sections 9.08, 10.01 and 10.03)
The indenture provides that on receipt by the trustee of notice of an event of default, declaring an acceleration or directing the time, method or place of conducting a proceeding at law if an event of default has occurred and is continuing, the trustee shall, with respect to any series of bonds represented by a global bond or bonds, and may, with respect to any other series of bonds, establish a record date for the purpose of determining holders of outstanding bonds of the series entitled to join in the notice. (Sections 9.01, 9.02 and 9.08)

Satisfaction and Discharge; Defeasance
At the request of CFC, the indenture will cease to be in effect as to CFC, except for certain obligations to register the transfer or exchange of bonds and hold moneys for payment in trust with respect to the bonds, when the principal of and interest on bonds have been paid and/or CFC has deposited with the trustee, in trust, money or U.S. government obligations which, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient to pay all the principal of, and interest on, the bonds in accordance with the terms of the bonds, or such bonds are deemed paid and discharged in the manner described in the next paragraph. (Section 14.01)
Unless the prospectus supplement relating to the bonds provides otherwise, CFC at its option will be discharged from any and all obligations in respect of the bonds, except for certain obligations to register the transfer or exchange of bonds, replace stolen, lost or mutilated bonds, maintain paying agencies and hold moneys for payment in trust, or need not comply with certain restrictive covenants of the indenture, in each case on the 91st day after CFC deposits with the trustee, in trust, money and U.S. government obligations, or, in the case of bonds denominated in a foreign currency, foreign government securities, which, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient to pay in the currency, currencies or currency unit or units in which the bonds are payable all the principal of, and interest on, the bonds on the dates on which payments are due in accordance with the terms of the bonds. Among the conditions to CFC’s exercising this option, CFC is required to deliver to the trustee an opinion of counsel to the effect that the deposit and related defeasance would not cause the holders of the bonds to recognize income, gain or loss for United States Federal income tax purposes and that such holders will be subject to United States Federal income tax in the same amounts, in the same manner and at the same times as would have been the case if such deposit and related defeasance had not occurred. (Section 14.02)
At the request of CFC, the trustee will deliver or pay to CFC any U.S. government obligations, foreign government securities or money deposited with the trustee by CFC for the purposes described in the preceding two paragraphs and which, in the opinion of an independent accountant, are in excess of the amount which would then have been required to be deposited for such purposes. In addition, the trustee, in exchange for other U.S. government obligations, foreign government securities or money, will deliver or pay to CFC, at CFC’s request, U.S. government obligations, foreign government securities or money deposited with the trustee for the purposes described in the preceding two paragraphs, so long as the exchange occurs simultaneously, CFC has delivered to the trustee an officers’ certificate and opinion of counsel stating that all related conditions precedent have been complied with, and in the opinion of an independent accountant, immediately after the exchange, the obligations, securities or money then held by the trustee will be in the amount as would then have been required to be deposited with the trustee for these purposes. (Section 14.02)
Governing Law
The indenture is, and the bonds will be, governed by and construed in accordance with the laws of the State of New York.
The Trustee
U.S. Bank National Association is the trustee with respect to all bonds issued under the indenture.
PLAN OF DISTRIBUTION
Bonds of any series may be sold to the public through dealers, agents, an underwriter or an underwriting syndicate. The dealers, agents or underwriters with respect to an offering of bonds will be named in the prospectus supplement relating to the offering. If a dealer is utilized in the sale of any bonds, CFC will sell such bonds to the dealer, as principal. The dealer may then resell the bonds to the public at varying prices to be determined by the dealer at the time of resale. The initial public offering price and any discounts or concessions allowed or reallowed or paid to any dealers set forth in the prospectus supplement may change from time to time.

If an agent is utilized in the sale, unless otherwise indicated in the prospectus supplement, any such agent will be acting on a reasonable best-efforts basis for the period of its appointment.
If underwriters are utilized in the sale, CFC will enter into an underwriting agreement with those underwriters and the underwriters will use the prospectus supplement to make resales of the bonds. Unless otherwise set forth in the prospectus supplement, the obligations of any underwriters to purchase bonds will be subject to conditions precedent and the underwriters will be obligated to purchase all of the bonds if any are purchased.
Any dealers, agents and underwriters may be deemed to be underwriters and any discounts, commissions or concessions received by them from CFC or any profit on the resale of the bonds by them may be deemed to be underwriting discounts and commissions under the Securities Act. Any such person who may be deemed to be an underwriter and any such compensation received from CFC will be described in the prospectus supplement.
Under agreements entered into with CFC, dealers, agents and underwriters who participate in the distribution of the bonds may be entitled to indemnification by CFC against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof.
The place and time of delivery for the bonds in respect of which this prospectus is delivered will be set forth in the prospectus supplement.
Certain of the underwriters, dealers or agents and their associates may engage in transactions with and perform services for CFC in the ordinary course of business.
In connection with offerings made hereby, the underwriters or agents may purchase and sell the bonds in the open market. These transactions may include over-allotment and stabilizing transactions and purchases to cover short positions created by the underwriters or agents in connection with the offering. Stabilizing transactions consist of certain bids or purchases for the purpose of preventing or retarding a decline in the market price of the bonds, and short positions created by the underwriters or agents involve the sale by the underwriters or agents of a greater aggregate principal amount of bonds than they are required to purchase from CFC. The underwriters or agents also may impose a penalty bid, whereby selling concessions allowed to broker-dealers in respect of the bonds sold in an offering may be reclaimed by the underwriters or agents if such bonds are repurchased in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the bonds, which may be higher than the price that might otherwise prevail in the open market. These activities, if commenced, may be discontinued at any time. These transactions may be effected in the over-the-counter market or otherwise.
LEGAL OPINIONS
The validity of the bonds offered hereby and certain other matters in connection with an offering of bonds will be passed upon for CFC by Hogan Lovells US LLP. The dealers, agents or underwriters, if any, will be represented by counsel that will be named in the applicable prospectus supplement.
EXPERTS
The consolidated financial statements of National Rural Utilities Cooperative Finance Corporation as of May 31, 2019 and 2018, and for each of the years in the three-year period ended May 31, 2019, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

National Rural Utilities
Cooperative Finance Corporation
$400,000,000 1.35% Collateral Trust Bonds due 2031
PROSPECTUS SUPPLEMENT
Joint Book-Running Managers
J.P. Morgan
KeyBanc Capital Markets
Mizuho Securities
PNC Capital Markets LLC
Truist Securities
Senior Co-Manager
Regions Securities LLC